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EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT, dated as of March 1, 2000, among the SELLERS SIGNATORY HERETO (the "SELLERS"), including CELLNET DATA SYSTEMS, INC., a Delaware corporation (the "SELLER REPRESENTATIVE"), SCHLUMBERGER RESOURCE MANAGEMENT SERVICES, INC., a Delaware corporation (the "PURCHASER"), and, for purposes of the guaranty set forth in Section 5.12, SCHLUMBERGER TECHNOLOGY CORPORATION, a Delaware corporation (the "PARENT").

                              W I T N E S S E T H:

                  WHEREAS, the Sellers, directly or indirectly, own all of the properties, assets and goodwill used in connection with the business of providing data and information management services in the automated meter reading and other industries (the "BUSINESS");

                  WHEREAS, the Sellers, through ownership of the Assets (as such term is hereinafter defined), own and operate the Business;

                  WHEREAS, each of the Sellers commenced a case (the "CHAPTER 11 CASE") in the United States Bankruptcy Court for the District of Delaware under chapter 11 of title 11, United States Code (as amended from time to time, the "BANKRUPTCY CODE") on February 4, 2000 (the "FILING DATE");

                  WHEREAS, the Sellers advised the Purchaser that they wish to sell to the Purchaser the Assets, other than the Excluded Assets, upon the terms and subject to the conditions set forth herein and in accordance with Sections 363 and 365 of the Bankruptcy Code; and

                  WHEREAS, the Purchaser advised the Sellers that it wishes to purchase the Assets, other than the Excluded Assets, pursuant to an order of the Bankruptcy Court (as such term is hereinafter defined) approving, among other things, such sale under Section 363 of the Bankruptcy Code and the assumption and assignment of certain Executory Contracts (as such term is defined) to the Purchaser thereunder under Section 365 of the Bankruptcy Code;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACQUISITION" means either (a) a merger, consolidation, share exchange or other business combination pursuant to which the Business is acquired by another Person, (b) the sale by the Sellers to any Person of (i) the Business, (ii) all or substantially all of the Assets or (iii) Control of the Sellers or (c) a recapitalization or plan of reorganization that precludes consummation of the transactions contemplated by this Agreement.

                  "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "AFFILIATE" means, with respect to any specified Person, any other Person who or which, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

                  "AGREEMENT" means this Agreement, including the Disclosure Schedule, all exhibits and schedules hereto, all documents, certificates and instruments delivered pursuant hereto and all amendments hereto made in accordance with Section 11.10.

                  "ALTERNATIVE OFFER" means any proposal or offer to the Sellers from any Person other than the Purchaser or its Affiliates for an Acquisition.

                  "ANCILLARY AGREEMENTS" means the Assumption Agreement, the Bill of Sale, the Confidentiality Agreement, the Intellectual Property Assignment and the Transition Services Agreement.

                  "ASSETS" means all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible (other than the Excluded Assets), that are owned, leased or licensed by the Sellers or their Affiliates and used in, held for use in, or related to the Business on the date hereof, including, without limitation, the following:

                           (i) all stock or other ownership interests held by
                  the Sellers in the companies, partnerships and other businesses listed in Section 1.01(a)(i) of the Disclosure Schedule;

                           (ii) all cash, marketable securities and bank
                  accounts;

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                           (iii) the goodwill relating to the Business;

                           (iv) the Assumed Leases;

                           (v) all furniture and tools, fixtures, equipment,
                  machinery, leasehold improvements and other tangible personal property used in the Business, whether owned or leased, together with such additions thereto and deletions therefrom as shall have occurred in the ordinary course of business prior to the Closing Date;

                           (vi) all books of account, general, financial, tax
                  and personnel records, invoices, supplier lists, correspondence and other documents, records and files and all Software and copies of the relevant portions of any such documents, records and files that are commingled with documents, records and files of other business of the Sellers;

                           (vii) all Intellectual Property used in the Business;

                           (viii) all inventories;

                           (ix) all sales and promotional literature, customer
                  lists, customer files and other sales-related materials;

                           (x) all Assumed Contracts;

                           (xi) to the extent transferable, all municipal, state
                  and federal franchises, permits, licenses, agreements, waivers and authorizations;

                           (xii) all Receivables;

                           (xiii) all prepaid and other current assets;

                           (xiv) all insurance proceeds with respect to any
                  Assets, other than Excluded Assets, which have been damaged or destroyed prior to the date hereof to the extent an adjustment therefor has been made;

                           (xv) all of the Sellers' right, title and interest in
                  and to all other assets (other than Excluded Assets), rights and claims of every kind and nature used in the operation of the Business; and

                           (xvi) all assets of each Plan (as defined in Section
                  3.12(a)).

                  "ASSUMED CONTRACTS" means rights under all contracts, licenses, sublicenses, Seller Licenses, agreements, commitments, and sales and purchase orders, and under all

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         commitments, bids and offers, other than those specifically excluded in Section 1.01(b) of the Disclosure Schedule.

                  "ASSUMED LEASES" means all Leasehold Interests and other leases included in the Assets, other than those specifically excluded in Section 1.01(c) of the Disclosure Schedule.

                  "ASSUMED LIABILITIES" means (a) all liabilities in respect of the Post-Petition Financing Agreement, including any liabilities created under the Orders approving the same; (b) all Indebtedness under the Loan Agreements, dated as of November 23, 1998, as amended or otherwise modified, by CellNet Data Services (KC), Inc. and CellNet Data Services (SL), Inc., respectively, with Toronto Dominion (Texas), Inc., as Administrative Agent, TD Securities (USA), Inc., as Lead Arranger and Syndication Agent, and the financial institutions whose names appear as lenders on the signature pages thereof (all of the foregoing, the "TD LENDERS"); (c) all Indebtedness and other liabilities accruing prior to the Closing Date under the Multi-Draw Term Loan Agreement dated as of March 31, 1998, as amended or otherwise modified between Puget Sound Energy, Inc. ("PUGET"; together with the TD Lenders, the "PROJECT FINANCE LENDERS") and CellNet Data Services
         (SE), Inc.; PROVIDED that Purchaser's liabilities in respect of attorneys' fees to counsel for the Project Finance Lenders shall be limited to $200,000; and PROVIDED FURTHER that the Purchaser shall assume only such liabilities as relate to the claims of the Project Finance Lenders as secured lenders; (d) all Chapter 11 Expenses incurred and unpaid as of the Closing Date; (e) all liabilities in respect of Assumed Contracts and Assumed Leases; (f) ad valorem and similar property Taxes imposed on the Assets acquired by the Purchaser, whether or not past due; (g) the liabilities specified in Article VI hereof; (h) all liabilities in respect of prepaid assets, customer deposits and other similar items included in the Assets; (i) any liabilities under any municipal, state or federal permits, licences or similar governmental authorizations necessary for the use of the Assets in connection with the Business; (j) all liabilities permitted to be incurred pursuant to Section 5.01 of this Agreement; and (k) the Liabilities set forth in Section 1.01(d) of the Disclosure Schedule PROVIDED, HOWEVER, that the Purchaser shall have the right to amend
         Section 1.01(d) of the Disclosure Schedule (i) to add additional liabilities at any time; and (ii) to delete any listed liability, if the Seller Representative informs the Purchaser that the creditor to which such liability is payable is not dealing with the Sellers in the ordinary course of business in a manner consistent with its past practices with the Sellers; and no others.

                  "ASSUMPTION AGREEMENT" means the Assumption Agreement to be executed by the Purchaser and the Sellers on the Closing Date substantially in the form of Exhibit 1.01(a).

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Case.

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                  "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy
         Procedure, as amended from time to time.

                  "BASE PRICE" means $55 million in cash.

                  "BIDDING PROCEDURES ORDER" means an order entered by the Bankruptcy Court, substantially in the form of Exhibit 1.01(b).

                  "BILL OF SALE" means the Bill of Sale and Assignment to be executed by the Sellers on the Closing Date substantially in the form of Exhibit 1.01(c).

                  "BRIDGE FINANCING" means the Ten Million Dollars ($10,000,000) aggregate principal amount of 15% Senior Secured Notes made as of November 9, 1999, due January 31, 2000 (as amended), the Ten Million Dollars ($10,000,000) aggregate principal amount of 15% Senior Notes made as of December 2, 1999, due January 31, 2000 (as amended), the Two Million Two Hundred Thousand Dollars ($2,200,000) aggregate principal amount of 15% Senior Secured Notes made as of January 4, 2000, due January 31, 2000 (as amended), issued by the Seller Representative to the holders thereof and any applicable fees, other than broker's or success fees, payable pursuant to such notes.

                  "BRIDGE FINANCING REPAYMENT AMOUNT" means an amount, not in excess of $26 million, equal to the sum of (i) the principal amount of $22.2 million outstanding, (ii) interest accrued under the Bridge Financing at 15% from the respective dates of issuance of the 15% Senior Secured Notes until the date of repayment and (iii) any applicable fees, other than broker's or success fees, payable pursuant to such Bridge Financing; such amount to be used by the Seller Representative solely to repay such Bridge Financing.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

                  "BUSINESS EMPLOYEE" means any employee of the Sellers or their Affiliates who is employed in the Business.

                  "CHAPTER 11 EXPENSES" means the costs incurred and expenses paid or payable by the Sellers in connection with the administration of the Chapter 11 Case, including, without limitation: (a) fees and expenses related to the DIP Agreement or in the order approving the same; (b) obligations to pay professionals' fees and expenses in connection with the Chapter 11 Case (including, without limitation, fees of attorneys, accountants, investment bankers, financial advisors, and consultants retained by the Sellers or any Committee and any compensation for making a substantial contribution in the Chapter 11
         Case) and reimbursement of any expenses incurred by the Sellers prior to the Closing

         Date in connection therewith (including, without limitation, any obligations to pay any holdback of such fees and expenses); PROVIDED, HOWEVER, that, with respect to the monthly fees and expenses payable by the Sellers to The Blackstone Group, L.P. or any of its Affiliates, Chapter 11 Expenses shall only mean such monthly expenses for the period from February 1, 2000 to March 31, 2000; (c) fees and expenses payable to the United States Trustee under Section 1930 of Title 28, United States Code or the Bankruptcy Court; (d) expenses of members of any Committee; and (e) the operating expenses of the Business, including purchase orders issued in the ordinary course of business and Taxes relating to the Business incurred in the ordinary course of business, consistent with past practice. Notwithstanding the foregoing, the parties agree that Chapter 11 expenses shall not include any success fee payable to Dubel & Associates, nor shall it include any success fee payable to The Blackstone Group, L.P. or any of their respective Affiliates.

                  "CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement between the Seller Representative and the Purchaser, dated as of December 1, 1999.

                  "CONTROL" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee (other than Chapter 11 trustee) or executor, by contract or otherwise. The term "Controlled" shall have a correlative meaning.

                  "COMMITTEE" means any official committee of unsecured creditors appointed by the United States trustee in the Chapter 11 Case.

                  "DIP AGREEMENT" means either (a) the Post-Petition Credit Agreement dated as of February 4, 2000, between the Seller Representative and Schlumberger Technology Corporation, a Texas corporation and the parent company of the Purchaser, as amended, supplemented or modified from time to time or (b) any other agreement pursuant to which the Seller Representative or any other Seller may obtain financing under Section 364(b), (c) or (d) of the Bankruptcy Code.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto.

                  "ENVIRONMENTAL LAW" means any applicable Law relating to pollution or protection of the environment.

                  "ENVIRONMENTAL LIABILITY" means any claim, demand, order, suit, obligation, liability, cost (including, without limitation, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including

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         attorney's and consultant's fees and expenses) arising out of, relating to or resulting from any environmental, health or safety matter or condition, including natural resources, and related in any way to the Leasehold Interests or to this Agreement or its subject matter, in each case whether arising or incurred before the Closing Date.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCLUDED ASSETS" means:

                           (i) all claims, causes of action or rights of
                  recovery for reimbursement, contribution, indemnity or other similar payment recoverable by the Sellers from or against any third party with respect to any Retained Liabilities or any other Liabilities for which the Purchaser is indemnified by the Sellers under this Agreement (including rights of set-off, rights to refunds and rights of recoupment from or against any such third party);

                           (ii) the Sellers' minute books and stock ledgers;

                           (iii) all rights of the Sellers under any Excluded
                  Asset, this Agreement and the Ancillary Agreements;

                           (iv) all insurance policies currently held by the
                  Sellers and all rights to the proceeds thereunder, to the extent they pertain to Excluded Assets or Retained Liabilities;

                           (v) all stock or other ownership interests held by
                  the Sellers in any company, partnership or other business not listed in Section 1.01(a)(i) of the Disclosure Schedule;

                           (vi) all proceeds from any Excluded Asset;

                           (vii) all rights of the Sellers to Tax refunds
                  relating to Tax Returns filed prior to the Closing and any future Tax Returns relating to the Excluded Assets.

                           (viii) any avoidance action arising under chapter 5
                  of the Bankruptcy Code;

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                           (ix) any item referred to in Section 1.01(b) or
                  1.01(c) of the Disclosure Schedule;

                           (x) any other items set forth in Section 1.01(e) of
                  the Disclosure Schedule; and

                           (xi) claims of any Seller against any other Seller.

                  "FCC APPROVALS" means approval by the Federal Communications Commission of the Sellers' transfer to the Purchaser of the control of every license included among the Assets for which such approval is required.

                  "FINAL ORDER" means an order of the Bankruptcy Court (a) as to which the time to appeal shall have expired and as to which no appeal shall then be pending, or (b) if an appeal shall have been filed or sought, either (i) no stay of the order shall be in effect or (ii) if such a stay shall have been granted by a court of competent jurisdiction, then the stay shall have been dissolved.

                  "GAAP" means United States generally accepted accounting principles, as in effect on the date hereof.

                  "GOVERNMENTAL AUTHORITY" means United States; state; commonwealth; district; territory; municipality; foreign state; department, agency or instrumentality of the United States, a state, a commonwealth, a district, a territory, a municipality, or a foreign state; or other foreign or domestic government.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HAZARDOUS MATERIALS" means (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls, and (b) any chemical, material or substance defined or regulated as toxic or as a pollutant, contaminant or waste under any Environmental Law.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "INDEBTEDNESS" means, at any time and with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business, consistent with

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         past practice), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person's liability remains contingent), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
         (iv) otherwise to assure a creditor against loss in respect of such Indebtedness, and (h) all Indebtedness referred to in clauses
         (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INTELLECTUAL PROPERTY" means: (a) United States, international and foreign patents, patent applications, inventions and invention disclosures, and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, and all improvements thereto;
         (b) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers (and the goodwill associated with the foregoing), whether or not registered, including all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all renewals of any of the foregoing; (c) copyrightable works, copyrights, whether or not registered, and registrations and applications for registration thereof, mask works, and all rights therein provided by international treaties or conventions; (d) confidential and proprietary information, including trade secrets and know-how; (e) Software; (f) all rights to register and file applications for registration thereof with applicable authorities and registries throughout the world; and (g) all rights to sue and recover damages and royalties and to seek injunctive relief for past, present and future infringement, misappropriation, dilution or violation thereof.

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                  "INTELLECTUAL PROPERTY ASSIGNMENT" shall mean the Intellectual
         Property Assignment to be executed by the Seller on the Closing Date in a form reasonably satisfactory to the parties hereto.

                  "IRS" means the United States Internal Revenue Service.

                  "LAW" means any foreign or domestic federal, state, provincial, local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "LEASEHOLD INTERESTS" means all leasehold interests in all parcels of land, buildings, facilities and other structures and improvements, including, without limitation, the leasehold interests listed in Section 1.01(h) of the Disclosure Schedule.

                  "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment, Plan or undertaking or otherwise in respect of the Assets or the Business.

                  "LIEN" shall mean any mortgage, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operations of law or otherwise, affecting any Assets, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code of any state or comparable law of any U.S. jurisdiction.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the results of operations or the financial condition of the Business, or on the Assets or the prospects of the Business subsequent to January 27, 2000, other than any Material Adverse Effect resulting from (i) the filing of the Chapter 11 Case, (ii) any actions taken at the request of, or with the written consent of, the Purchaser, or with the oral consent of Brad Kitterman, Remi St. Martin or Jurren Schoonbeek, or
         (iii) any employee resignation.

                  "PERMITTED LIENS" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies not yet due;
         (b) all building codes and zoning ordinances and other Laws of any Governmental Authority; (c) all utility easements granted to utility companies or Governmental Authorities; (d) Liens on Excluded Assets; and (e) such other Liens as are set forth in Section 3.09(b) of the Disclosure Schedule.

                  "PERSON" shall mean any natural person, general or limited partnership, corporation, limited liability company, firm, association, unincorporated organization,

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         trust, joint venture, other entity or group (as defined in
         Section 13(d)(3) of the Exchange Act).

                  "POST-PETITION PROFESSIONAL FEES" means an amount, not in excess of $200,000, equal to the reasonable and documented post-petition fees of PricewaterhouseCoopers LLP and Hale & Dorr, advisors and counsel to the providers of the Bridge Financing, related to or arising from the secured status of the Bridge Financing.

                  "PURCHASE PRICE" means the sum of (i) the Base Price plus (ii) the Bridge Financing Repayment Amount plus (iii) the Post-Petition Professional Fees.

                  "RECEIVABLES" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

                  "RETAINED LIABILITIES" means all Liabilities except the Assumed Liabilities.

                  "SALE ORDER" means an order of the Bankruptcy Court, in substantially the form attached hereto as Exhibit 1.01(d) and otherwise in form and substance satisfactory to the Purchaser, approving the sale of the Assets and assumption or assignment of the Assumed Contracts under this Agreement.

                  "SELLER LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property that a third party licenses to any Seller for use in the Business.

                  "SELLER LICENSES" mean all (i) licenses of Intellectual Property by any Seller to third parties, (ii) licenses of Seller Licensed Intellectual Property by third parties to any Seller, and
         (iii) agreements governing the rights between any Seller and third parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to the Sellers' Internet web sites.

                  "SELLER OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Sellers and used in the Business.

                  "SELLER SOFTWARE" means all Software developed, manufactured, distributed, sold, licensed or marketed by the Sellers, and material to the operation of the Business, including all such Software operated by the Sellers on their web sites or used by the Sellers in connection with processing customer orders, storing customer information, or storing or archiving data.

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

                  "SELLERS" means the sellers who are signatories to this Agreement; PROVIDED, HOWEVER, that CellNet Funding, LLC shall be a Seller only for purposes of Sections 3.01, 3.02, 3.03, 3.04, 5.08 and
         5.14 and Articles X and XI.

                  "SOFTWARE" means all material computer software, programs, databases, source code, and related documentation in any form used in the Business.

                  "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, intangibles, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, property or other transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

                  "TAX RETURNS" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  "THIRD PARTY SOFTWARE" means all computer software contained in the Software developed by a third party that was not developed by or on behalf of the Sellers.

                  SECTION 1.02. OTHER DEFINED TERMS. The following terms have the meanings defined for such terms in the Sections set forth below:

                  Term                                                 Section
                  ----                                                 -------
                  Allocation Statement                                 2.04(b)
                  Bankruptcy Code                                      Recitals
                  Business                                             Recitals
                  CellNet Funding                                      3.04(a)
                  Chapter 11 Case                                      Recitals
                  Closing                                              2.05
                  Closing Date                                         2.05
                  Cure Amounts                                         2.03
                  ERISA Affiliate                                      3.12(a)
                  Exchange Act                                         3.03
                  Filing Date                                          Recitals
                  Financial Statements                                 3.04(b)
                  Indemnity Escrow Agent                               5.09
                  Indemnity Escrow Agreement                           5.09

                                       14

                  Indemnity Escrow Fund                                5.09
                  Interim Financial Statements                         3.04(b)
                  Losses                                               10.01(a)
                  Material Contracts                                   3.15(a)
                  Parent                                               Preamble
                  Plan                                                 3.12(a)
                  Predecessor Entity                                   3.04(a)
                  Property Taxes                                       7.01(c)
                  Property Tax Returns                                 7.01(a)
                  Purchased Subsidiary                                 3.13(b)
                  Purchaser                                            Preamble
                  Purchaser Indemnified Parties                        10.01(a)
                  Purchaser Returns                                    7.01(b)
                  Sale Motion                                          5.03(a)
                  SEC                                                  3.04(a)
                  SEC Documents                                        3.04(a)
                  Securities Act                                       3.04(a)
                  Seller Representative                                Preamble
                  Seller Return                                        7.01(a)
                  Seller Systems                                       3.11(g)
                  Straddle Period                                      7.01(c)
                  Year 2000 Compliant                                  3.11(g)


                  SECTION 1.03. TERMS GENERALLY. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive, and (e) provisions shall apply, when appropriate, to successive events and transactions.


                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. PURCHASE AND SALE. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, all of the Sellers' right, title and interest in and to the Assets, other than the Excluded Assets.

                  (b) Notwithstanding anything herein to the contrary, the Purchaser shall not purchase or acquire, and shall have no rights or liabilities with respect to, any Excluded Asset.

                  SECTION 2.02. ASSUMPTION AND EXCLUSION OF LIABILITIES. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume and shall pay, perform and discharge when due the Assumed Liabilities, and the Sellers shall not assume, or have any responsibility for, the Assumed Liabilities.

                  (b) The Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the Retained Liabilities.

                  SECTION 2.03. CURE AMOUNTS; CHAPTER 11 EXPENSES. The Purchaser shall, on or prior to 30 days after the Closing Date, (a) pay or make provision for payment of all monetary defaults and breaches under the Assumed Contracts so that the Assumed Contracts may be assumed by and assigned to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement ("CURE AMOUNTS"), and (b) pay or make provision for payment of the Chapter 11 Expenses; PROVIDED, HOWEVER, the Sellers shall perform the obligations of the Purchaser under this Section 2.03 on or prior to the Closing Date if the funds to cover such obligations are provided to the Sellers by the Purchaser pursuant to the DIP Agreement or otherwise.

                  SECTION 2.04. PURCHASE PRICE; CURE OBLIGATIONS; ALLOCATION OF PURCHASE PRICE. (a) At the Closing, the Purchaser shall pay to the Seller Representative the Purchase Price.

                  (b) Prior to the Closing Date and upon the terms set forth in Section 5.05, the Sellers and the Purchaser shall cooperate and provide each other with such information as reasonably necessary to allocate the Purchase Price among the Assets and the Assumed Liabilities in a manner consistent with the Treasury Regulations under Section 1060 of the Code. On or prior to March 20, 2000, the Purchaser shall deliver to the Seller's Representative its good faith estimate of such allocation. As of the Closing Date, the allocation mutually agreed by the Sellers and the Purchaser shall become a binding part of this Agreement and shall be documented on a separate statement (the "ALLOCATION STATEMENT") delivered on the Closing Date by the Sellers and the Purchaser in accordance with Section 2.06(g) and 2.07(c), respectively. The Purchaser and each Seller shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocations. The Purchaser and each Seller further covenant and agree not to take an inconsistent position with respect to such allocations on any Tax Return or otherwise. The Sellers and the Purchaser agree to prepare and file IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code and in a manner consistent with the Allocation Statement.

                  SECTION 2.05. CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets contemplated hereby shall take place at a closing (the "CLOSING") to be held (i) at 10:00 a.m., New York City time, on the fifth Business Day following the satisfaction or waiver of the conditions set forth in Article VIII at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or (ii) at such other time or place as the Seller Representative and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE"); PROVIDED that such Closing Date shall not be earlier than ten days following entry of the Sale Order.

                  SECTION 2.06. CLOSING DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

                  (a) executed counterparts of the Ancillary Agreements;

                  (b) a receipt for the Purchase Price;

                  (c) an affidavit of each Seller pursuant to Section 1445(b)(2) of the Code stating that such Seller is not a foreign person within the meaning of such Section;

                  (d) such duly executed instruments as are necessary to effectuate the transfer of the Sellers' respective rights and, where applicable, titles to the Assets, other than the Excluded Assets, including an assignment of all Assumed Contracts, dated the Closing Date, assigning to the Purchaser all of the Sellers' right, title and interest therein and thereto, together with any required consents to such assignments (taking into account the applicable provisions of the Bankruptcy Code) in the appropriate form for filing in each relevant jurisdiction where the Assets are located, including necessary legalizations, notarizations and signatures, and an assignment of lease, dated the Closing Date, with respect to each Assumed Lease, in form reasonably acceptable to the Purchaser, together with any necessary transfer declarations or other filings;

                  (e) a certified copy of the Sale Order;

                  (f) an opinion of Simpson Thacher & Bartlett to the effect that no appeal of the Sale Order has been taken as of the Closing;

                  (g) an executed counterpart of the Allocation Statement; and

                  (h) such other documents, instruments or certificates required to be delivered pursuant to Sections 7.02 and 8.02.

                  SECTION 2.07. CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Seller Representative:

                  (a) the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated by the Seller Representative at least two Business Days prior to the Closing Date by written notice to the Purchaser;

                  (b) executed counterparts of the Ancillary Agreements;

                  (c) an executed counterpart of the Allocation Statement; and

                  (d) the certificates and other documents required to be delivered pursuant to Section 8.01.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers, jointly and severally, represent and warrant to the Purchaser as follows:

                  SECTION 3.01. INCORPORATION AND CORPORATE AUTHORITY OF THE SELLERS. Each Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Bidding Procedures Order with respect to Article IX and subject to the entry of the Sale Order with respect to the remaining terms of this Agreement, has all necessary corporate power and authority to pursue its Chapter 11 Case, to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by each Seller, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Seller. This Agreement has been, and upon execution the Ancillary Agreements will be, duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by the Purchaser and subject to the entry and effectiveness of the Bidding Procedures Order and the Sale Order) this Agreement constitutes, and upon execution the Ancillary Agreements will constitute, legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.02. NO CONFLICT. Assuming all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained and all filings and notifications listed in Section 3.03 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.02 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers do not and will not (a) violate or conflict with the Certificate of Incorporation, other constituent documents or By-laws of any Seller, (b) conflict with or violate any Law or Governmental Order applicable to any Seller or (c) result in the creation of a Lien on any of the Assets (other than an Excluded Asset), except, in the case of
(c) above, where such Lien would not have a Material Adverse Effect.

                  SECTION 3.03. CONSENTS AND APPROVALS. The execution and delivery of this Agreement and each Ancillary Agreement by the Sellers do not, and the performance of this Agreement and each Ancillary Agreement by the Sellers will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the entry by the Bankruptcy Court of the Bidding Procedures Order and the Sale Order, (b) as described in Section 3.03 of the Disclosure Schedule, (c) the notification requirements of the HSR Act and applicable filings under other foreign antitrust and competition laws, (d) the FCC Approvals, (e) compliance with and filings under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (f) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or its Affiliates and (g) such consents, approvals or authorizations the failure of which to be obtained would not have a Material Adverse Effect.

                  SECTION 3.04. SEC DOCUMENTS; FINANCIAL INFORMATION. (a) Each of the Seller Representative and CellNet Funding LLC ("CELLNET FUNDING") (and any entity to which the Seller Representative or CellNet Funding is a successor issuer for purposes of Section 12g-3 under the Exchange Act, each such entity being a "PREDECESSOR ENTITY") has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") between December 31, 1996 and the date of this Agreement (the "SEC DOCUMENTS"). The Purchaser has had access to (i) the annual report on Form 10-K of the Seller Representative for the fiscal years ended December 31, 1996, 1997 and 1998, and the annual report on Form 10-K of CellNet Funding for the fiscal year ended December 31, 1998, (ii) quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999 for both the Seller Representative and CellNet Funding, and (iii) all of the other SEC Documents filed since December 31, 1998, by the Seller Representative or CellNet Funding. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Sellers, other than the Seller

Representative and CellNet Funding, are subject to the reporting requirements of the Exchange Act pursuant to Section 12(b), 12(g) or 15(d) thereof.

                  (b) The Seller Representative has delivered to the Purchaser true and complete copies of the unaudited balance sheet of the Seller Representative as of September 30, 1999, and the related unaudited statements of income, retained earnings, stockholders' equity and changes in financial position of the Seller Representative (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS"). All of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Documents (collectively referred to herein as the "FINANCIAL STATEMENTS") and the Interim Financial records of the Sellers, (i) were prepared in accordance with the books of account and other financial records of the Sellers, (ii) present fairly the financial condition and results of operations of the Seller Representative as of the dates thereof or for the periods covered thereby and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and results of the operations of the Seller Representative as of the dates thereof or for the periods covered thereby. The Financial Statements have been prepared in accordance with (A) GAAP applied on a basis consistent with the past practices of the Sellers and (B) all applicable accounting requirements and the published rules and regulations of the SEC.

                  (c) The books of account and other financial records of the Sellers (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Sellers, respectively, (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

                  SECTION 3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 27, 2000, except as disclosed in the Financial Statements, the Interim Financial Statements or in Section 3.05 of the Disclosure Schedule, the Business has been conducted in all material respects in the ordinary course and in a manner consistent with past practice, including, without limitation, refraining from taking any action described in Section 5.01 hereto, and there has not been any (a) Material Adverse Effect, (b) change by the Business in accounting methods, principles or practice, except in accordance with GAAP applied on a basis consistent with the past practices of the Sellers, or (c) entry by any Seller into any commitment or transaction, or series of commitments or transactions, in respect of Indebtedness of such Seller, except in the ordinary course of business consistent with past practice.

                  SECTION 3.06. ABSENCE OF LITIGATION. Except for the Chapter 11 Case and as set forth in Section 3.06 of the Disclosure Schedule, there are no Actions pending or, to the knowledge of the Sellers, threatened against any Seller, or to which any of the Assets are subject that, individually or in the aggregate, would reasonably be expected (i) to prevent the Sellers' ability to consummate the sale of the Assets to the Purchaser as contemplated hereby or
(ii) to have a Material Adverse Effect.

                  SECTION 3.07. COMPLIANCE WITH LAWS. To the Sellers' knowledge, no Seller is in violation of any Laws or Governmental Orders applicable to the Business or any Asset, or by which it is bound, except (i) as set forth in
Section 3.07 of the Disclosure Schedule or (ii) violations the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.08. GOVERNMENTAL LICENSES AND PERMITS. The Sellers hold all licenses and permits necessary to the operation of the Business as currently operated and is in compliance with the terms of such licenses, except
(a) as set forth in Section 3.08 of the Disclosure Schedule or (b) for violations, the existence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.09. THE ASSETS. (a) The Assets constituted all of the assets necessary for the operation of the Business as conducted on January 27, 2000. Except as disclosed in Section 3.09(a) of the Disclosure Schedule, and except when any failure would not have a Material Adverse Effect, the Assets, whether owned or leased, are in normal operating condition and repair.

                  (b) The Sellers hold rights and, where applicable, good title to or have valid leasehold interests in all of the Assets free and clear of any and all Liens, except (i) as set forth in Section 3.09(b) of the Disclosure Schedule, (ii) other Permitted Liens, (iii) Liens created by or through the Purchaser or any of its Affiliates, (iv) existing Liens pursuant to the DIP Agreement and (v) such Liens as would not in the aggregate have a Material Adverse Effect.

                  SECTION 3.10. REAL PROPERTY. The Sellers have a valid leasehold interest in the Leasehold Interests, in each case free and clear of all Liens, except (i) as disclosed in Section 3.10 of the Disclosure Schedule,
(ii) other Permitted Liens, (iii) Liens created by or through the Purchaser or any of its Affiliates, (iv) existing Liens pursuant to the DIP Agreement and (v) such Liens as would not in the aggregate have a Material Adverse Effect.

                  SECTION 3.11. INTELLECTUAL PROPERTY. (a) Section 3.11(a) of the Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and domain names included in the Seller Owned Intellectual Property, (ii) in summary form, Seller Software,
(iii) material Seller Licenses, other than licenses of commercial off-the-shelf, shrink-wrap or click-wrap software, and (iv) in summary form, other material Intellectual Property included in the Seller Owned Intellectual Property. Except as set forth in Section 3.11 of the Disclosure Schedule, no Seller has granted any license or other right to any third party with respect to the material Seller Owned Intellectual Property or the material Seller Licensed Intellectual Property, other than licenses of Seller Software to its customers and authorized resellers for use in the ordinary course of their businesses.

                  (b) Except as disclosed in Schedule 3.11(b), the Sellers are the exclusive owners of the entire and unencumbered right, title, and interest in and to each material item of the Seller Owned Intellectual Property, subject only to the terms of the Seller Licenses. The Sellers are entitled to use the Seller Owned Intellectual Property and the Seller Licensed Intellectual Property in the operation of the Business as currently conducted in a manner consistent with past practices. The material Seller Owned Intellectual Property and, to the knowledge of the Sellers, the material Seller Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or part. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any material Seller Owned Intellectual Property or material Seller Licensed Intellectual Property.

                  (c) Except as disclosed in Schedule 3.11(c) or as would not result in a Material Adverse Effect, (i) the operation of the Business as currently conducted and the use of the Seller Owned Intellectual Property and the Seller Licensed Intellectual Property in connection therewith does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party; (ii) no Actions have been asserted, are pending or, to the knowledge of the Sellers, are threatened against any Seller (a) alleging any of the foregoing, (b) based upon or challenging or seeking to deny or restrict the use by the Sellers of any of the Seller Owned Intellectual Property or the Seller Licensed Intellectual Property, or (c) alleging that the Seller Licenses are in conflict with the terms of any license or other agreement; and
(iii) to the knowledge of the Sellers, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Seller Owned Intellectual Property or the Seller Licensed Intellectual Property.

                  (d) Except as disclosed in Schedule 3.11(d), the Sellers have delivered or made available to the Purchaser correct and complete copies of all the material agreements included in the Seller Licenses, other than licenses of commercial off-the-shelf, shrink-wrap or click-wrap software. With respect to each such agreement, and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (i) such agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties with respect to the subject matter of such agreement;

                  (ii) such agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such agreement or otherwise give the other party to such agreement a right to terminate, materially modify or accelerate such agreement;

                  (iii) no Seller has (A) received any notice of termination or cancellation under such agreement, (B) received any notice of breach or default under such agreement, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such agreement that would constitute a breach of such agreement; and

                  (iv) no Seller and, to the knowledge of Sellers, no other party to such agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such agreement.

                  (e) Except as would not have a Material Adverse Effect, (i) to the knowledge of the Sellers, the material Seller Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that would materially disrupt its operation or have an adverse impact on the operation of other software programs or operating systems; (ii) the Sellers have obtained all approvals necessary for exporting the Seller Software outside the United States and importing the Seller Software into any country in which Seller Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect; and (iii) the Sellers have the right to use all software development tools, library functions, compilers and other Third Party Software that are material to the Business, or that are required to operate or modify the Seller Software.

                  (f) Except as would not have a Material Adverse Effect, (i) the Sellers have taken steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property; and (ii) to the knowledge of the Sellers, (a) there has been no misappropriation of any trade secrets or other confidential Intellectual Property of any Seller by any person, (b) no employee, independent contractor or agent of any Seller has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and (c) no employee, independent contractor or agent of any Seller is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  (g) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all Seller Systems are Year 2000 Compliant. For purposes hereof, "SELLER SYSTEMS" shall mean all computer, hardware, Software, systems, and equipment (including embedded microcontrollers in non-computer equipment) that are embedded within or required to operate the equipment and current products of the Sellers, or are material or necessary to carry on the Business as currently conducted. For purposes hereof, "YEAR 2000 COMPLIANT" means that the Seller Systems provide uninterrupted millennium functionality in that the Seller Systems will record, store, process and present calendar dates falling in year 2000 (including, without limitation, February 29, 2000), in the same manner and with the same accuracy and functionality as the Seller Systems record, store, process, and present calendar dates falling on or before

December 31, 1999, so long as the Seller Systems receive correct and properly formatted date inputs from all Third Party Software and hardware that exchange data with or provide data to the Seller Systems.

                  SECTION 3.12. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a)
Section 3.12(a) of the Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation and equity compensation plan, each "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA), each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA), each employment, termination or severance agreement and each other employee benefit plan, fund, program, agreement, policy or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Seller or by any person that is a member of the same controlled group as any Seller or under common control with any Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA AFFILIATE") for the benefit of any employee, consultant, director or former employee, consultant or director of any Seller or any subsidiary of a Seller (each, a "PLAN").

                  (b) With respect to each Plan, the Sellers have made available to the Purchaser a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) a complete copy of such Plan, including any amendments thereto or any written interpretations thereof, (iii) each trust agreement relating to each Plan for which a trust agreement is required, (iv) the most recent summary plan description for each Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under Section 401(a) of the Code and (vii) the most recent prospectus prepared in connection with each Plan requiring a prospectus.

                  (c) Except as set forth on Section 3.12(c) of the Disclosure
Schedule: (i) no Seller has any plan or commitment to establish any new Plan or to materially modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to the Purchaser in writing); (ii) no Plan is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA); and
(iii) neither any Seller nor any of their ERISA Affiliates has, in the last five years, maintained, established, sponsored, participated in or contributed to any employee benefit plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and, to the knowledge of the Sellers, no event has occurred, either by reason of any action or failure to act, which would be reasonably expected to cause the loss of any such qualification.

                  (e) The Sellers have made available to the Purchaser prior to the date of this Agreement copies of all Plans, agreements and other arrangements of the Sellers with or relating to its employees which contain change of control provisions.

                  (f) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Sellers or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Sellers or any ERISA Affiliate or (iv) benefits the full cost of which are borne by the current or former employees (or their beneficiaries). No Seller has ever represented to or contracted with (whether in oral or written form) any employee (either individually or as a group) that such employee would be provided with life insurance, medical or other employee welfare benefits upon retirement or termination of employment, except to the extent required by statute.

                  (g) Except as set forth on Section 3.12(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan or any other arrangement described in Section 3.12(e) or (ii) result in the acceleration of the time of payment, vesting or funding of any material benefits.

                  (h) Except as set forth on Section 3.12(h) of the Disclosure Schedule, there are no material pending, or to the knowledge of the Sellers, threatened or anticipated, claims by or on behalf of any Plan, by any employee or beneficiary covered under any Plan, or otherwise involving any Plan (other than routine claims for benefits). Each Plan may be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to the Sellers or any subsidiary of a Seller (other than ordinary administration expenses typically incurred in a termination event).

                  (i) Except as set forth on Section 3.12(i) of the Disclosure Schedule: (i) neither any Seller nor any subsidiary of a Seller is a party to any collective bargaining or other labor union contract applicable to persons employed by such Seller or such subsidiary and no collective bargaining agreement is being negotiated by any Seller or any subsidiary of a Seller; (ii) there is no labor dispute, strike or work stoppage against any Seller or any subsidiary of a Seller pending or threatened in writing which would reasonably be expected to interfere materially with the respective business activities of such Seller or such subsidiary; and (iii) to the knowledge of the Sellers, no Seller, no subsidiary of a Seller and no representative or employee of a Seller, has committed any unfair labor practices in connection with the operation of the respective businesses of the Sellers and their subsidiaries, and there is no charge or complaint relating to any Seller or any ERISA Affiliate by the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable state agency pending or threatened in writing that would reasonably be expected to cause a Material Adverse Effect.

                  (j) Except as would not reasonably be expected, in the aggregate, to cause a Material Adverse Effect, the Sellers (i) are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing and (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (k) No Plan is subject to the laws of any jurisdiction outside the United States.

                  (l) As a general policy, each employee, consultant and independent contractor of the Sellers is required to execute and deliver to the Sellers a confidential information and invention assignment agreement, a form of which has been previously delivered to the Purchaser.

                  SECTION 3.13. TAXES. Except as otherwise disclosed in Section
3.13 of the Disclosure Schedule: (a) each of the Sellers has filed all material Tax Returns with respect to the Business that it was required to file, and has paid all material Taxes shown thereon as owing and all other material Taxes otherwise due. All material Tax Returns required to be filed by Sellers with respect to the Business or Assets are complete and correct. Except as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, all monies required to be withheld by each of the Sellers (including from employees of the Business for income Taxes and social security and other payroll Taxes) with respect to the Business or Assets have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business. No Seller has waived or been requested to waive any statute of limitations in respect of material Taxes associated with the Business or Assets which waiver is currently in effect. There are no material liens with respect to Taxes upon the purchased Assets, except for statutory liens for Taxes not yet due. Except as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, each of the Sellers has collected, and has timely remitted, or will remit on a timely basis, all sales and use Taxes required to be collected and remitted to the appropriate Tax authority, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations. None of the purchased Assets is (i) an asset or property that is or will be required to be treated as described in
Section 168(f)(8) of the Internal Revenue Code of 1986, as amended and in effect immediately before the enactment of the Tax

Reform Act of 1986, or (ii) tax-exempt use property within the meaning of
Section 168(h)(1) of the Code, except where such status would not reasonably be expected to have a Material Adverse Effect. No Seller or any of its Affiliates has made with respect to such Seller or any purchased Assets, any consents under Section 341 of the Code.

                  (b) There have been filed by or with respect to each corporate Affiliate of the Sellers which is listed in Section 1.01(a)(i) of the Disclosure Schedule (any such corporate Affiliate hereinafter, a "PURCHASED SUBSIDIARY") all material Tax Returns required to be filed on or prior to the date of this Agreement, and all material Taxes shown as due on such Tax Returns and all other material Taxes otherwise due have been or will be paid in a timely fashion. All such material Tax Returns filed by or on behalf of such Purchased Subsidiary are complete and correct. Except as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, all monies required to be withheld by each of the Purchased Subsidiaries (including from employees thereof for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective Tax authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of account of the Purchased Subsidiaries. No Purchased Subsidiary has waived or been requested to waive any statute of limitations in respect of material Taxes which waiver is currently in effect. Except as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, each of the Purchased Subsidiaries has collected, and timely remitted, or will remit on a timely basis, all sales and use Taxes required to be collected and remitted to the appropriate Tax authority, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations. There are no material liens with respect to Taxes upon any property or assets of any Purchased Subsidiary, except for statutory liens for taxes not yet due. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending with respect to any material Taxes due with respect to any Purchased Subsidiary. No written assessment of material Tax is proposed against any Purchased Subsidiary. Other than the CellNet Data Systems Tax Allocation Agreement dated January 1, 1995, and the Amended and Restated Limited Liability Company Agreement of BCN Data Systems, L. L. C. effective as of January 1, 1997, no Purchased Subsidiary is a party to or bound by (nor will it become a party to or be bound by prior to the Closing) any Tax indemnity, Tax sharing, or Tax allocation agreement. No Purchased Subsidiary has any liability or will have any liability after the date hereof under any Tax indemnity, Tax sharing or Tax allocation agreement to which it is a party or is otherwise bound prior to the Closing. No Purchased Subsidiary is or has been a member of an affiliated group within the meaning of Section 1504(a)(1) of the Code (or any unitary, combined or other similar group under foreign, state or local laws) other than the affiliated group of which the Seller Representative is the common parent (and in the case of any unitary, combined or similar group under foreign, state or local laws, other than the group of which it is presently a member). As a result of a change in accounting method for a Tax period beginning on or before the Closing Date, no Tax Return that has been filed by a Purchased Subsidiary reflects any change in method of accounting under Section 481 of the Code (or any corresponding provision of state or local Tax law) which would result in the inclusion of any material adjustment in taxable income for any Tax period beginning on or after the Closing Date. To the best of the Seller Representative's knowledge, no written claim has been made by a Tax authority in a jurisdiction where a Purchased Subsidiary has never paid Taxes or filed Tax Returns asserting that such Purchased Subsidiary is or may be subject to material Taxes assessed by such jurisdiction. No Purchased Subsidiary will have income reportable for a Tax period ending after the Closing Date but attributable to an installment sale for a material amount or cancellation of a material debt occurring (i) in a period ending on or prior to the Closing Date or (ii) in the portion of a Straddle Period (as defined in Section 7.01) which portion ends on and includes the Closing Date.

                  SECTION 3.14. ENVIRONMENTAL MATTERS. Except as disclosed in
Section 3.14 of the Disclosure Schedule, and except as would not in the aggregate have a Material Adverse Effect, (a) the Sellers currently hold or have applied for all Environmental Permits required to operate the Business as currently conducted, (b) each Seller is in compliance with all applicable Environmental Laws, (c) there are and, to the best of the Sellers' knowledge, there have been, no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Leasehold Interests, (d) Hazardous Materials have not been released at, on, to or from any of the Leasehold Interests, (e) no Seller is conducting, and no Seller has undertaken or completed, any remedial or other response action relating to any release or threatened release of Hazardous Materials at the Leasehold Interests or at any other site, location or operation as related to the Business or the Assets, either voluntarily or pursuant to the order of any governmental authority or the requirements of any Environmental Law or Environmental Permit, (f) to the best of the Seller's knowledge, there is no asbestos or asbestos-containing material on or at any of the Leasehold Interests, (g) to the Sellers' knowledge, none of the Leasehold Interest is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous federal, state or local list, (h) there are no claims pursuant to Environmental Law pending or, to the Sellers' knowledge, threatened against the Business, the Leasehold Interests or any Seller as related to the Business and, to the Sellers' knowledge, there are no circumstances that can reasonably be expected to form the basis of any such claim pursuant to Environmental Law, including, without limitation, with respect to any off-site disposal location presently or formerly used by the Business or with respect to any previously owned or operated facilities of the Business, (i) there are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including, without limitation, requirements or restrictions related to buffer or transition areas or open waters) at or affecting the Leasehold Interests, (j) the Sellers have provided the Purchaser with copies of any environmental assessment or audit reports or other similar studies or analyses relating to the Business or the Leasehold Interests, and all insurance policies issued at any time that may provide coverage to the Business or the Leasehold Interests for environmental matters, and (k) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any remedial or other response action related to

Hazardous Materials, or any notice to or consent of governmental authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

                  SECTION 3.15. MATERIAL CONTRACTS. (a) Section 3.15(a) of the Disclosure Schedule lists and briefly describes the parties to and the date and subject matter of each of the following material contracts and agreements of the Sellers (such contracts being "MATERIAL CONTRACTS"):

                  (i) each contract and agreement for the purchase of materials or personal property (except for such purchase orders for the purchase of materials or personal property as are included on a list of such purchase orders, which the Sellers shall provide to the Purchaser prior to the Closing) with any supplier or for the furnishing of services to the Business under the terms of which the Business: (A) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $250,000 in the aggregate over the remaining term of such contract, (C) is not entitled to cancel without penalty or further payment and without more than 30 days' notice and (D) in the event of a cancellation of such contract, is likely to be impacted or delayed in its ability to fulfill its other contractual obligations, except for contracts the loss of which would not have a Material Adverse Effect;

                  (ii) each contract and agreement for the sale of personal property or for the furnishing of services by the Business which: (A) involves the Business providing data services, directly or indirectly through a sub-contract, to any water, gas or utility distribution company, (B) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ending December 31, 2000, (C) is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of the contract and (D) cannot be canceled by the applicable Business without penalty or further payment and without more than 30 days' notice, except for contracts the loss of which would not have a Material Adverse Effect;

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements requiring payments in excess of $50,000, to which any Seller (insofar as it relates to the Business) is a party, except for contracts the loss of which would not have a Material Adverse Effect;

                  (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which any Seller (insofar as it relates to the Business) is a party requiring payments in excess of $50,000, and which are not cancelable without penalty or further payment and with notice of 30 days or less, except for contracts the loss of which would not have a Material Adverse Effect;

                  (v) all post-petition contracts and agreements relating to Indebtedness of the Business that is in excess of $50,000;

                  (vi) all material Seller Licenses, other than shrink-wrap, click-wrap or off-the-shelf Software;

                  (vii) all contracts and agreements with any Governmental Authority to which any Seller (insofar as it relates to the Business) is a party;

                  (viii) all contracts and agreements between any Seller (insofar as it relates to the Business) and any Affiliate;

                  (ix) all contracts and agreements with any company known by the Sellers to be a direct competitor of the Purchaser; and

                  (x) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the conduct of the Business taken as a whole, or the absence of which would have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.15(b) of the Disclosure
Schedule: (i) each Material Contract that is an Assumed Contract is valid and binding on the parties thereto, other than the Sellers, (ii) upon consummation of the transactions contemplated by this Agreement, subject to assumption and assignment under Section 365 of the Bankruptcy Code and the entry and effectiveness of the Sale Order, and except to the extent that any consents set forth in Section 3.03 of the Disclosure Schedule are not obtained, each Material Contract that is an Assumed Contract shall continue in full force and effect without penalty or other adverse consequence and (iii) no Seller is in material breach of, or default under, any Material Contract that is an Assumed Contract, except for any default or defaults of the type described in Section 365(b)(2) of the Bankruptcy Code.

                  (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, if the Sale Order is entered and effective, no consent of any third party will be required under any Material Contract that is an Assumed Contract as a result of or in connection with, and the enforceability of each Material Contract that is an Assumed Contract will not be adversely affected in any manner by, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby.

                  (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Assets.

                  (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, to the best of the Sellers' knowledge, no other party to any Material Contract is in material breach thereof or material default thereunder. No Seller has received any notice, nor does any Seller otherwise have knowledge, that any party to any Material Contract intends to cancel, terminate or refuse to renew such Material Contract or to exercise or decline to exercise any option or right thereunder.

                  SECTION 3.16. BROKERS. Except for The Blackstone Group, L.P., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of any Seller. Notwithstanding the above, in no event shall the Purchaser pay any fee, commission or expense of any broker, finder or investment banker representing any Seller.

                  SECTION 3.17. INSURANCE. All Assets and risks associated with the Business are covered by valid and currently effective insurance policies or binders of insurance in such types and amounts as are consistent with customary practices and standards for companies engaged in the operation of similar assets or in a similar business to those of the Sellers. Section 3.17 of the Disclosure Schedule contains a complete list of all liability, property, accident, casualty, fire, flood, workers' compensation, key man life or health or other insurance policies and arrangements affecting or relating to the ownership, use or operations of the Assets or the Business.

                  SECTION 3.18. AFFILIATED TRANSACTIONS. No relationship, direct or indirect, exists between or among any of the Sellers or any Affiliate of a Seller, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Exchange Act or regulations thereunder to be described in annual reports on Form 10-K and which is not so described or is not described as required in an SEC Document or in Section 3.18 of the Disclosure Schedule.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Sellers as follows:

                  SECTION 4.01. INCORPORATION AND CORPORATE AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Sellers and subject to the entry and effectiveness of the Bidding Procedures Order) constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

                  SECTION 4.02. NO CONFLICT. Except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation, other constituent documents or the By-laws (or other similar applicable documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the material assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

                  SECTION 4.03. CONSENTS AND APPROVALS. The execution and delivery of this Agreement and each Ancillary Agreement by the Purchaser do not, and the performance of this Agreement and each Ancillary Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the entry by the Bankruptcy Court of the Bidding Procedures Order and the Sale Order, (b) the notification requirements of the HSR Act and other applicable filings under foreign antitrust and competition laws, (c) the FCC Approvals, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement and the Ancillary Agreements and (e) as may be necessary as a result of any facts or circumstances relating solely to the Sellers or its Affiliates.

                  SECTION 4.04. ABSENCE OF LITIGATION. No Action is pending or, to the knowledge of the Purchaser, threatened, before any Governmental Authority which seeks to delay or prevent the consummation of the transactions contemplated hereby.

                  SECTION 4.05. BROKERS. Except for Peter J. Solomon Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser. Notwithstanding the above, in no event shall any Seller pay any fee, commission or expense of any broker, finder or investment banker representing the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) Unless the Purchaser otherwise agrees in writing or through the oral consent of Brad Kitterman, Remi St.-Martin or Jurren Schoonbeek and except pursuant to any order by the Bankruptcy Court or as otherwise set forth herein or in Section 5.01(a) or any other Section of the Disclosure Schedule, between the date hereof and the Closing Date, the Sellers shall (i) conduct the Business only in the ordinary course consistent with past practice; (ii) use their best efforts to keep available to the Business the services of the key employees of the Business (except for retirements in the ordinary course); (iii) allow the Purchaser to communicate directly with all vendors, licensors, customers, lenders and other contractors of the Sellers except for communications relating to current negotiations with customers, vendors and licensors as to which the Purchaser shall give the Seller Representative (A) advance notice of the first such communication and (B) the opportunity to participate in the discussions; (iv) conduct their businesses in compliance in all material respects with all Applicable Laws and regulations; (v) assist the Purchaser's coordination team, to be located at the Sellers' facilities, in familiarizing itself with all aspects of the Sellers' business, operations and technology; and (vi) meet or communicate with representatives of the Purchaser frequently, and in any event not less than once a week, to discuss the progress of the Chapter 11 Case, the accomplishment of the transactions contemplated by this Agreement and any difficulties encountered by the Purchaser's coordination team.

                  (b) By way of amplification and not limitation, except as disclosed in Section 5.01(a) (or any other Section) of the Disclosure Schedule and as contemplated by this Agreement or as required by Applicable Law, between the date hereof and Closing Date, the Sellers shall not permit the Business to do any of the following without the prior written consent of the Purchaser or the oral consent of Brad Kitterman, Remi St.-Martin or Jurren Schoonbeek, which consent shall not be unreasonably withheld:

                  (i) file with the Bankruptcy Court any material motions, stipulations or other documents, without prior notice to the Purchaser as to the form and substance of such documents, or without providing Purchaser with copies and drafts thereof prior to filing, if the Purchaser so requests;

                  (ii) assign, or reject any Assumed Contract that is a Material Contract;

                  (iii) consent, directly or indirectly, to a motion filed by a third party pursuant to Section 362(d) of the Bankruptcy Code seeking relief from the automatic stay with respect to the Assets;

                  (iv) grant any Lien on any Asset, other than Permitted Liens;

                  (v) establish or increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable to or to become payable to any officers or key Business Employees by any Seller, except, in the case of salary, in the ordinary course of business or in any other case described above as may be required by Applicable Law or applicable employment agreement or collective bargaining agreement or as has previously been set forth in the Motion to Approve Debtors' Severance and Retention Bonus Plan;

                  (vi) hire or terminate, or enter into any employment or severance agreement with, any key Business Employee except (A) in the case of hiring or employment, any Business Employee who receives a salary not in excess of $100,000; (B) in the case of termination or severance, any Business Employee who receives a severance payment not in excess of $50,000; and (C) in any case, if required by Applicable Law;

                  (vii) sell, assign, transfer, lease or otherwise dispose of any of the Assets of the Business (except in the ordinary course of business and in a manner consistent with past practice);

                  (viii) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (B) incur any Indebtedness for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (provided that the Seller Representative shall be permitted to borrow money under the DIP Agreement or any facility replacing the DIP Agreement), or make any loans, advances or distributions of cash, in each case outside of the ordinary course of business or in excess of $50,000; (C) enter into any Material Contract; (D) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.01(b)(viii) (other than with respect to the DIP Agreement and all related documents or any replacement facility of the DIP Agreement); (E) amend, modify or waive any provision of any Material Contract; or (F) make or agree to make any capital expenditures or capital additions other than in the ordinary course of business for the installation, development, deployment or maintenance of any of the Assets or the Business;

                  (ix) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice or as may be required by a change in law, with respect to accounting policies or procedures;

                  (x) pay, discharge, release, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the Interim Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice or the Chapter 11 Expenses;

                  (xi) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any material election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  (xii) pay, discharge, release, settle or satisfy any Assumed Liabilities, other than (A) as set forth in Section 5.01(b)(xii) of the Disclosure Schedule, (B) with respect to claims subject to compromise, and (C) the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements of the Seller Representative or incurred in the ordinary course of business in a manner consistent with past practice (including, without limitation, payments due and payable under the DIP Agreement or any replacement facility) or the Chapter 11 Expenses;

                  (xiii) fail to take any action or make any payment necessary to prevent the loss or abandonment of any material Seller Owned Intellectual Property or Seller Licenses, and shall not authorize any activities or consent to any matters that limit or modify rights in the same; or

                  (xiv) authorize, or commit or agree to take, any of the foregoing actions.

                  SECTION 5.02. APPROVAL OF THIS AGREEMENT. The Sellers shall use their best efforts to have the Bankruptcy Court enter the Bidding Procedures Order within 5 days of the date of this Agreement, or as soon as practicable thereafter. The Sellers agree that their obligations pursuant to this Section
5.02 shall not be affected by the receipt, on or prior to any hearing before the Bankruptcy Court on the Bidding Procedures Order, of an Alternative Offer.

                  SECTION 5.03. BANKRUPTCY ACTIONS. (a) On or about the date hereof, the Sellers shall file a motion, supporting papers, notices and a form Sale Order (collectively, the "SALE MOTION"), seeking the Bankruptcy Court's approval of this Agreement, the Sellers' performance under this Agreement, the waiver of sales, transfer, stamp and similar taxes on the sale of the Assets pursuant to this Agreement in accordance with Section 1146(c) of the

Bankruptcy Code, the assumption and assignment of the Assumed Contracts and identification of the Cure Amounts. The Sellers shall use their best efforts to schedule a hearing on the Sale Motion on or before April 20, 2000 and shall use its best efforts to have the Bankruptcy Court enter the Sale Order.

                  (b) The Purchaser shall promptly take such actions as are reasonably requested by a Seller, on behalf of such Seller, to assist in causing the Bankruptcy Court to enter the Bidding Procedures Order and the Sale Order, including, without limitation, demonstrating that (i) the Purchaser is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code, (ii) the Purchaser has provided adequate assurance of future performance under the Assumed Contracts and (iii) Sections 363(f) and 1146(c) of the Bankruptcy Code shall apply to the sale of the Assets. In the event that the Bankruptcy Court's approval of the Bidding Procedure Order or the Sale Order is appealed, the Sellers shall use their best efforts to defend such appeal.

                  (c) The Sellers shall provide the Purchaser with copies of all motions, applications and supporting papers prepared by the Sellers (including forms of orders and notices to interested parties) relating to the Purchaser, this Agreement or the transactions contemplated hereby prior to the filing thereof in the Chapter 11 Case and shall not file any such document unless it is in form and substance satisfactory to the Purchaser.

                  (d) The Sellers shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings or other proceedings relating to this Agreement or the transactions contemplated hereby.

                  SECTION 5.04. NO SOLICITATION OF TRANSACTIONS. Prior to entry of the Bidding Procedures Order, no Seller shall, directly or indirectly, through any officer, director, employee, advisor or otherwise, solicit any Alternative Offer or participate in any negotiations with respect to any Alternative Offer; PROVIDED HOWEVER, that if, at any time, such Seller determines in good faith, based upon the written opinion of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties, such Seller may, in response to an Alternative Offer, participate in negotiations regarding such Alternative Offer after giving the Purchaser three Business Days' notice of its intention to do so; PROVIDED that such Seller shall not furnish any non-public information with respect to such Seller or the Business to any third party that expresses an unsolicited bona fide interest in making a potential Alternative Offer unless (i) such non-public information is provided pursuant to a customary confidentiality agreement (with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement) and (ii) such non-public information has been delivered or previously made available to the Purchaser. No Seller shall release any Person from, or waive any provisions of, any such confidentiality agreement with respect to the Purchaser to which such Seller is a party.

                  SECTION 5.05. ACCESS TO INFORMATION. From the date hereof until the Closing (upon reasonable notice) during normal business hours, each Seller shall, and shall cause the officers, directors, employees, auditors and agents of the Business to (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of each Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Business and the Assets as the Purchaser may from time to time reasonably request.

                  SECTION 5.06. REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.
(a) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                  (b) Each party hereto agrees to make, at its own cost and expense, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five (5) Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto agree to take any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust authority or any other party so as to enable the parties to close the transactions contemplated hereby within 15 Business Days from the date of entry of the Sale Order.

                  (c) The Sellers agree to use their commercially reasonable efforts to obtain and the Purchaser shall cooperate with the Sellers in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 5.07. USE OF NAME. After the Closing, no Seller shall use the name "CellNet" or any confusingly similar name or variation thereof, and shall file such documents and take such other actions as are necessary to effectuate the transfer of such name to the Purchaser, except to the extent necessary in connection with (a) legal and other proceedings or other compliance with applicable Law, (b) the disposition of or realization upon property of any Seller's estate, (c) administering the liquidation of the Sellers and (d) the resolution of Retained Liabilities.

                  SECTION 5.08. INDEMNITY ESCROW. If any funds presently held in escrow for holders of CellNet Funding LLC's preferred securities are released to the Sellers as a result of an order of the Bankruptcy Court, then the Purchaser and the Seller Representative shall promptly enter into an indemnity escrow agreement (the "INDEMNITY ESCROW AGREEMENT"), substantially in the form of Exhibit 5.08, with a financial institution reasonably acceptable to the Purchaser and the Seller Representative (the "INDEMNITY ESCROW AGENT"). Fifty percent of the proceeds, if any, from this claim, net of any related fees and expenses associated with the prosecution of such claim (including attorney's fees), shall be paid into an indemnity escrow fund (the "INDEMNITY ESCROW FUND") established by the Indemnity Escrow Agreement and shall be held pursuant thereto by the Indemnity Escrow Agent to satisfy the claims, if any, made by the Purchaser pursuant to Article X hereof prior to expiration of the representations and warranties under this Agreement as provided in Section 11.01 hereof. The Sellers have no obligation to pursue any such claims.

                  SECTION 5.09. FURTHER ACTION. From and after the Closing Date, each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated hereby and thereby. Without limiting the foregoing, from and after the Closing, the Sellers shall do all things necessary, proper or advisable under Applicable Laws as requested by the Purchaser to put the Purchaser in effective possession, ownership and control of the Assets, other than the Excluded Assets.

                  SECTION 5.10 DISCHARGE. None of the obligations of the Sellers pursuant to this Agreement and any Ancillary Agreement shall be discharged in the Chapter 11 Case or any other voluntary or involuntary case seeking relief under the Bankruptcy Code.

                  SECTION 5.11 SELLER REPRESENTATIVE. Each of the Sellers hereby appoints the Seller Representative as its agent and attorney-in-fact, with full power to sign all documents and take all actions on each Seller's behalf that this Agreement entitles or requires the Seller Representative to sign or to take.

                  SECTION 5.12 GUARANTY. Parent absolutely, unconditionally and irrevocably guarantees to the Sellers the prompt performance and satisfaction of all obligations of the Purchaser under Section 2.04(a). Parent absolutely, unconditionally and irrevocably guarantees the performance and satisfaction of all of the Purchaser's other obligations hereunder; PROVIDED that the Sellers shall not be entitled to seek satisfaction of such obligations from the Parent until 15 days shall have elapsed from the date on which the Purchaser's obligation became due and was not met by the Purchaser.

                  SECTION 5.13 TRANSITION SERVICES AGREEMENT. The parties shall enter into a Transition Services Agreement at the Closing that is reasonably satisfactory to them in form and substance and embodies the following principles:

                  (a) without charge to the Sellers, the Seller Representative shall have reasonable access to the books and records transferred to the Purchaser and reasonable access to and assistance of the personnel of the Sellers who become employed by Purchaser to enable Seller Representative to administer the remainder of the Sellers' bankruptcy cases and comply with applicable law, including without limitation preparation of court, tax, SEC and regulatory filings, insurance matters, disbursement of monies, transmission of notices and information, resolution of claims, identification of any Excluded Assets and other matters;

                  (b) without charge to the Sellers, the Purchaser shall, through December 31, 2000, provide a reasonable amount of space (taking into account the scope of the activities contemplated by the Transition Services Agreement) to the Seller Representative in the Sellers' current headquarters and permit a reasonable use of facilities and equipment such as parking, computers, software, databases, telephones, photocopying machines, office supplies, etc.;

                  (c) the parties shall cooperate in any litigation support and analysis needed to resolve liabilities, whether they are Assumed Liabilities or Retained Liabilities and prosecute claims, whether they are Assets or Excluded Assets;

                  (d) the parties shall cooperate with respect to the preparation of the Tax Returns contemplated by Sections 7.01(a) and
         (b); and

                  (e) the Seller Representative's rights under the Transition Services Agreement may be assigned to a liquidating trustee.

                  SECTION 5.14. INTERCOMPANY OBLIGATIONS. The parties hereto hereby agree that all intercompany liabilities of the Sellers or any of their subsidiaries payable to or by any Purchased Subsidiary shall be canceled as of the Closing Date.

                  SECTION 5.15. OPTION TO AMEND SCHEDULES. (a) At any time prior to March 25, 2000, the Purchaser shall be entitled unilaterally to amend this Agreement, including without limitation Schedules 1.01(a)(i) (Stock Acquired), 1.01(b) (Excluded Contracts) and 1.01(e) (Excluded Assets) attached hereto, solely for the purpose of excluding any or all of the stock, assets, liabilities and agreements of the Sellers pertaining to the Sellers' joint venture with Bechtel Enterprises, Inc. or its affiliates, (collectively, the "BCN ASSETS AND LIABILITIES") from the stock, assets, liabilities and agreements being acquired or assumed by the Purchaser hereunder.

                  (b) At any time prior to March 25, 2000, the Purchaser shall be entitled unilaterally to amend this Agreement, including without limitation Schedules 1.01(b) (Excluded Contracts) and 1.01(e) (Excluded Assets) attached hereto, solely for the purpose of (i) excluding any or all of the assets, liabilities and agreements of the Sellers pertaining to any agreement with Northern States Power Company ("NSP") (collectively, the "NSP ASSETS AND LIABILITIES") from the assets, liabilities and agreements being acquired or assumed by the Purchaser hereunder or (ii) including any or all of the assets, liabilities and agreements of the Sellers pertaining to any agreement with Seren Innovations, Inc. ("SEREN") (collectively, the "SEREN ASSETS AND LIABILITIES") among the assets, liabilities and agreements being acquired or assumed by the

Purchaser hereunder; PROVIDED that if Purchaser, as of March 25, 2000, shall
(A) have exercised its option to exclude the NSP Assets and Liabilities under clause (i) above or (B) have failed to exercise its option to include the Seren Assets and Liabilities under clause (ii) above and (in the case of this sub-clause (B)) there shall not have been, in the judgment of the Sellers, a satisfactory resolution regarding amounts, if any, owed by CellNet Data Services (MSP), Inc. ("CN DATA MSP") to Seren, then CN Data MSP shall not be obligated to transfer to Purchaser, and Purchaser shall not be obligated to assume or acquire, any of the NSP Assets and Liabilities or any of the Seren Assets and Liabilities.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. EMPLOYEES. (a) Following execution of this Agreement, the Sellers shall provide the Purchaser with a true and complete list showing the names and current annual salary rates of all of the Business Employees as of the date hereof.

                  (b) Subject to Section 6.01(c), the Purchaser is under no obligation to employ any Business Employees. The Purchaser shall assume responsibility for all payroll obligations (including, without limitation, the satisfaction of all payroll withholding tax obligations) for the Business.

                  (c) Within 10 days following the Closing Date (the "Payment Date"), the Purchaser shall pay amounts owing under the Sellers' 1999 performance bonus plan and any amounts owing under its severance and retention bonus plan approved by the Bankruptcy Court as follows: (i) to any Business Employee who is entitled to receive such payments and who is hired by the Purchaser in connection with the transactions contemplated by this Agreement, 100% of the aggregate amount of the 1999 bonus payment and the retention payment earned by such Business Employee; and (ii) to any Business Employee who is employed by any Seller at the Closing Date and not offered employment by the Purchaser at a base salary and for a position, in each case substantially similar to that provided by such Seller, or any Business Employee employed by any Seller at the Filing Date but terminated by such Seller other than for cause prior to the Closing Date, 100% of the aggregate amount of the 1999 bonus payment earned by such employee, any severance payment earned by such employee (including accrued wages and vacation pay and withholding taxes) pursuant to such Seller's severance policy in effect on the date hereof and the retention payment earned by such employee. No 1999 bonus, retention or severance payment shall be made by the Purchaser to any Business Employee who resigns prior to the Payment Date or to any employee of the Sellers not employed in the Business.

                  (d) After the Closing, the Purchaser shall assume all accrued but unused vacation and sick leave time of each Business Employee who is hired by the Purchaser in connection with the transactions contemplated by this Agreement.

                  SECTION 6.02. NO THIRD-PARTY BENEFICIARIES. Nothing in this
Article VI or elsewhere in this Agreement shall be deemed to make any past, present or future Business Employees third-party beneficiaries of this Agreement. Nothing in this Section 6.02 shall be deemed to preclude the claim of any Business Employee based upon representations or acts of the Purchaser outside of this Agreement.


                                   ARTICLE VII

                                   TAX MATTERS

                  SECTION 7.01. LIABILITY FOR TAXES AND PREPARATION OF RETURNS.
(a) Sellers shall prepare and timely file, or cause to be prepared and timely filed: (i) all Tax Returns relating to Taxes in the nature of income or franchise Taxes imposed on or with respect to any Seller or any of its Affiliates (other than the Purchased Subsidiaries); (ii) all Tax Returns of federal, state or local or foreign consolidated combined or unitary groups for all Tax periods in which a Purchased Subsidiary and a Seller or Affiliate thereof (other than a Purchased Subsidiary) is includible; (iii) all Tax Returns relating to the Excluded Assets; (iv) all Tax Returns relating to the Business or Assets which Tax Returns are due on or before the Closing Date; and (v) all Tax Returns with respect to the Purchased Subsidiaries which Tax Returns are due on or before the Closing Date. Notwithstanding the foregoing, Sellers shall not be responsible for preparing and filing Tax Returns relating to the property Taxes specifically identified as Assumed Liabilities under paragraph (f) of the definition of "Assumed Liabilities" contained in this Agreement (the "PROPERTY TAX RETURNS"). No Seller shall prepare or file or cause to be prepared or filed any Tax Return required to be filed or caused to be filed by Sellers pursuant to this paragraph (a) (a "SELLER RETURN") inconsistent with past practice or, on any Seller Return, take any position, make any material election, or adopt any method that is inconsistent with positions taken, election made or methods used in preparing or filing similar Tax Returns in prior periods. Sellers shall be liable for all costs incurred in connection with the preparation and filing of Seller Returns. The Seller Representative shall deliver to the Purchaser a complete copy of each Tax Return filed by (or caused to be filed by) Sellers pursuant to this Section 7.01(a) and any amendment to such Tax Return on or before the date that is 10 days after the date such Tax Return, or amendment thereof, is filed with the appropriate Tax authority.

                  (b) Purchaser shall prepare and timely file (or cause to be prepared and timely filed) all Property Tax Returns and shall prepare (or cause to be prepared) all other Tax Returns relating to the Business and Assets acquired pursuant to the express terms of this Agreement that are not Seller Returns (such Tax Returns to be prepared by Purchaser or caused to be prepared by

Purchaser to the extent relating to Taxes with respect to which Sellers are liable under Section 7.01(c) or Section 7.01(d) hereof, the "PURCHASER RETURNS"). Purchaser shall deliver to the Seller Representative a copy of each Purchaser Return not later than 20 days prior to the due date for filing a Purchaser Return (or, if such due date is within 20 days following the Closing Date, as promptly as practicable following the Closing Date). Sellers shall timely file (or cause to be filed) all Purchaser Returns that are required to be signed by Seller or an Affiliate thereof (other than a Purchased Subsidiary), and Purchaser shall timely file (or cause to be filed) all other Purchaser Returns. Seller Representative shall have the right to review and approve, which approval may not be unreasonably withheld, all Purchaser Returns delivered to Seller Representative pursuant to this Section 7.01(b) which are not required by this Section 7.01(b) to be filed by Sellers. Purchaser shall deliver to the Seller Representative a complete copy of each Purchaser Return filed by (or caused to be filed by) Purchaser pursuant to this Section 7.01(b), and any amendment to such Purchaser Return, on or before the date that is 10 days after the date such Purchaser Return or amendment thereof is filed with the appropriate Tax authority. Sellers shall deliver to Purchaser a complete copy of each Purchaser Return filed (or caused to be filed) by any Seller pursuant to this Section 7.01(b), and any amendment to such Purchaser Return, on or before the date that is 10 days after the date such Purchaser Return or amendment thereof is filed with the appropriate Tax authority. Sellers shall be liable for all reasonable costs incurred in connection with the preparation and filing of Purchaser Returns relating to Tax periods that end on or before the Closing Date and Purchaser shall be liable for all costs incurred in connection with the preparation and filing of all other Purchaser Returns.

                  (c) Except with respect to Taxes specifically identified as Assumed Liabilities in paragraph (f) of the definition of "Assumed Liabilities" contained herein (the "PROPERTY TAXES"), the Sellers shall be liable for and shall pay to the appropriate Tax authority all Taxes relating to the Assets (other than Purchased Subsidiaries), the Business or the Assumed Liabilities for any Tax period ending on or prior to the Closing Date. Except with respect to the Property Taxes, in the case of Taxes relating to the Assets (other than Purchased Subsidiaries), the Business or the Assumed Liabilities that are payable with respect to a Tax year or period that begins before the Closing Date and ends after the Closing Date (a "STRADDLE PERIOD"), the Sellers shall be liable for and shall pay to the appropriate Tax authority any such Taxes allocable to the portion of such Straddle Period ending on and including the Closing Date which shall be (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement) deemed equal to the amount which would be payable if the Tax year or period ended with the Closing Date (except that, solely for the purposes of determining the marginal tax rate applicable to income or receipts during such year or period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes) and (ii) in the case of Taxes not described in the preceding subparagraph (i) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediate preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. Purchaser shall be liable for and shall pay or cause to be paid to the appropriate Tax Authority the Property Taxes.

                  (d) Except with respect to the Property Taxes, the Sellers shall be liable for and shall pay or caused to be paid to the appropriate Tax authority all Taxes imposed on any Purchased Subsidiary, or for which such Purchased Subsidiary may otherwise be liable, for any Tax year or period ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. Taxes allocable to the portion of the Straddle Period ending on and including the Closing Date shall be determined using the methodology set forth in paragraph
(c) of this Section 7.01.

                  (e) Notwithstanding anything to the contrary in the preceding paragraphs of this Section 7.01, except to the extent that Sellers are required to perform the obligations of the Purchaser under Section 2.03, Sellers shall not be liable for Taxes that constitute Chapter 11 Expenses pursuant to paragraph (e) of the definition of the term Chapter 11 Expenses contained herein.

                  SECTION 7.02. COOPERATION AND EXCHANGE OF INFORMATION. The Sellers and the Purchaser shall provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. The Sellers and their Affiliates shall provide all such information at the same time and in the same manner that they deliver the Assets to the Purchaser. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Any information obtained under this Section 7.02 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                  SECTION 7.03. CONVEYANCE TAXES. The Sellers agree to assume liability for and to pay all sales, transfer, stamp, recording or documentary, real property transfer and other transfer or gains and similar Taxes incurred as a result of the sale of Assets contemplated hereby. In addition, the Sellers agree to indemnify the Purchaser and its Affiliates for any and all Taxes, liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) incurred by the Purchaser and its Affiliates arising out of the Sellers' failure to make timely or full payments of such Taxes. Any amounts due pursuant to this Section 7.03 shall be paid out of the Indemnity Escrow Fund. Nothing herein shall be construed to deprive Sellers of the benefit of Section 1146(c) of the Bankruptcy Code.

                  SECTION 7.04. CERTAIN TAX FILINGS. At the request of Purchaser and at no cost (including any increased liability to Sellers for Taxes) to the Sellers, the Sellers shall file or caused to be filed in all jurisdictions any statements, certificates or forms provided for under federal, state, local or other Tax laws to protect the Purchaser from liability as a transferee for Taxes of the Sellers or their Affiliates.

                  SECTION 7.05. TAX ELECTION. At the request of the Purchaser, the Sellers agree to furnish or cause to be furnished such information and assistance and to take such actions necessary or appropriate (including, but not limited to, filing such additional forms, returns, elections, schedules and other documents as may be required) to enable the Purchaser (jointly with the Sellers) to make an election under Section 338(h)(10) of the Code (and any comparable provisions of state or local law) with respect to the stock of any domestic Affiliate acquired pursuant to this Agreement.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  SECTION 8.01. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Purchaser contained in Article IV shall be true and correct in all respects as of the Closing (other than representations and warranties made as of another date, which representations and warranties shall have been true and correct in all respects as of such date), except to the extent that any such representation and warranty is qualified by a materiality requirement, in which case such representation and warranty shall be true and correct in all material respects as of the applicable date; (ii) the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects except that the Purchaser shall have complied in all respects with its obligations under Article II hereof; and (iii) the Seller Representative shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) BANKRUPTCY COURT ORDERS. The Sale Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended;

                  (c) HSR ACT. Any waiting periods (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

                  (d) FCC APPROVAL. The Sellers shall have received the FCC Approvals;

                  (e) NO GOVERNMENTAL ORDER. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions; and

                  (f) ANCILLARY AGREEMENTS. The Purchaser shall have executed and delivered to the Sellers each of the Ancillary Agreements to which it is a party.

                  SECTION 8.02. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Sellers contained in Article III shall be true and correct as of the Closing (other than representations and warranties made as of another date, which representations and warranties shall have been true and correct as of such date), except to the extent that any such representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all material respects as of the applicable date;
         (ii) the covenants contained in this Agreement to be complied with by the Sellers on or before the Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of each Seller to such effect signed by a duly authorized officer thereof; PROVIDED, HOWEVER, in no event shall the Sellers' inability to transfer the BCN Assets and Liabilities as a result of any order of the Bankruptcy Court give rise to any right of the Purchaser not to consummate any of the other transactions contemplated hereby.

                  (b) BANKRUPTCY COURT ORDERS. The Sale Order, in form and substance satisfactory to the Seller Representative, shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended;

                  (c) HSR ACT. Any waiting periods (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

                  (d) FCC APPROVAL. The Sellers shall have received the FCC Approvals;

                  (e) NO GOVERNMENTAL ORDER. There shall be no Governmental Order (including, without limitation, any order entered in the Chapter 11 Case) in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions;

                  (f) ANCILLARY AGREEMENTS. Each Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

                  (g) LEGAL OPINION. The Purchaser shall have received from the Sellers' counsel a legal opinion, addressed to the Purchaser and dated the Closing Date, as required by Section 2.06(f);

                  (h) CONSENTS. On or prior to the Closing Date, the Sellers shall have received the consents and approvals set forth in Section
         3.03 of the Disclosure Schedule (taking into account any applicable provision of the Bankruptcy Code); and

                  (i) MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have not been any change or event that could have a Material Adverse Effect.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01. TERMINATION. Subject to Section 9.03 below, this Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller Representative and the Purchaser;

                  (b) by the Purchaser or the Sellers, if any Seller executes and delivers a definitive agreement with respect to an Alternative Offer;

                  (c) by the Purchaser or the Sellers if any Seller seeks or supports Bankruptcy Court approval of an Alternative Offer, an Acquisition or the sale of any Asset (other than to or by the Purchaser);

                  (d) by the Purchaser or the Sellers if the Bankruptcy Court enters an order approving any Acquisition other than the sale of the Assets to the Purchaser;

                  (e) by the Purchaser (PROVIDED that it is not in material breach of any representation, warranty or covenant or other agreement contained herein), if:

                           (i) the Bidding Procedures Order shall not have been
                  entered by the Bankruptcy Court on or prior to March 6, 2000;
                  or

                           (ii) the Sale Order shall not have been entered
                  within ninety (90) days of the Filing Date;

                  (f) by the Purchaser upon the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

                  (g) by the Purchaser if the Chapter 11 Case is dismissed by the Bankruptcy Court;

                  (h) by the Purchaser upon the filing of any plan of reorganization that provides for an Acquisition other than pursuant to this Agreement;

                  (i) by the Purchaser upon the material breach of any provision under Section 5.01 or any other representation or covenant provided herein after any applicable grace period by any Seller if all such breaches in the aggregate have a Material Adverse Effect;

                  (j) by the Purchaser, if between the date hereof and the time scheduled for the Closing an event or condition occurs that has resulted in, or that can reasonably be expected to result in, a Material Adverse Effect;

                  (k) by either party, if the Sale Order shall have been entered but the Closing shall not have occurred within fifteen (15) Business Days after entry of the Sale Order due to the failure of the other party to fulfill any obligation under this Agreement;

                  (l) by either party, if the FCC Approvals are not obtained; or

                  (m) by either party in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated herein.

                  SECTION 9.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except (a) as set forth in Section 9.03, in the case of a termination pursuant to Section 9.01, and Section 11.02 and (b) nothing herein shall relieve either party from liability for any breach hereof or failure to perform hereunder.

                  SECTION 9.03. TERMINATION PAYMENTS; EXPENSES. In the event that this Agreement is terminated by the Seller Representative or the Purchaser pursuant to Section 9.01(b), 9.01(c) or 9.01(d), or by the Purchaser pursuant to 9.01(h) then the Sellers, subject to the approval of the Bankruptcy Court, shall pay to the Purchaser a fee in the amount of $5.0 million plus the reimbursement of reasonable actual and documented expenses of the Purchaser, including professional fees and expenses. Such payment shall be made by wire transfer of immediately available funds to an account designated by the Purchaser no later than the consummation of the Acquisition giving rise to the termination. The claims of Purchaser under this Section 9.03 shall constitute an administrative expense under Section 507(a)(1) of the Bankruptcy Code.

                  SECTION 9.04. WAIVER. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.01. INDEMNIFICATION BY THE SELLERS. (a) Subject to
Section 11.01, the Sellers, jointly and severally, shall indemnify and hold the Purchaser, its respective Affiliates and their respective employees, officers and directors (collectively, the "PURCHASER INDEMNIFIED PARTIES") harmless from and against, and agree to promptly defend any Purchaser Indemnified Party from and reimburse any Purchaser Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, any Action brought by any Governmental Authority or Person and including reasonable attorneys' fees and other legal costs and expenses reasonably incurred) (collectively, "LOSSES"), which such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  (i) the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by any Seller in or pursuant to this Agreement, without giving effect to any materiality qualifier or exception related to Material Adverse Effect, or the Ancillary Agreements, or in any instrument, certificate or affidavit delivered by any Seller at the Closing in accordance herewith; or

                  (ii) any failure by any Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or the Ancillary Agreements or under any of the documents or other instruments delivered by any Seller pursuant to this Agreement or the Ancillary Agreements; or

                  (iii) the Retained Liabilities.

                  (b) The amounts for which the Sellers shall be liable under
Section 10.01(a) shall be net of any insurance payable to the Purchaser Indemnified Parties from their own insurance policies in connection with the facts giving rise to the right of indemnification.

                  (c) Notwithstanding anything to the contrary continued or implied herein, the aggregate liability of the Sellers pursuant to this Section
10.01 shall be limited to the amount contained in the Indemnity Escrow Fund, if any. Debtors shall have no obligations to pursue any recoveries to establish the Indemnity Escrow Fund, and may dispose of or consent to the release of monies that would form the Indemnity Escrow Fund. Any indemnification pursuant to this
Section 10.01 shall be effected by wire transfer of immediately available funds from the account in which the Indemnity Escrow Fund is held pursuant to the terms of the Indemnity Escrow Agreement.

                  SECTION 10.02. NOTIFICATION OF CLAIMS. (a) The Purchaser Indemnified Party shall promptly notify the Seller Representative in writing of any claim or demand which the Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Sellers' right to defend in good faith third party claims as hereinafter provided, the Sellers shall satisfy their obligations under this Article X within 30 days after the receipt of written notice thereof from the Purchaser Indemnified Party pursuant to the terms of the Indemnity Escrow Agreement.

                  (b) If the Purchaser Indemnified Party shall notify the Seller Representative of any claim or demand pursuant to Section 10.02(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Purchaser Indemnified Party that the Seller Representative acknowledges is a claim or demand for which it must indemnify or hold harmless the Purchaser Indemnified Party under Section 10.01, the Seller Representative shall have the right to employ counsel reasonably acceptable to the Purchaser Indemnified Party to defend any such claim or demand asserted against the Purchaser Indemnified Party. The Purchaser Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Seller Representative shall notify the Purchaser Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Purchaser Indemnified Party to the Seller Representative under Section 10.02(a), of its election to defend in good faith any such third party claim or demand. So long as the Seller Representative is defending in good faith any such claim or demand asserted by a third party against the Purchaser Indemnified Party, the Purchaser Indemnified Party shall not settle or compromise such claim or demand. The Purchaser Indemnified Party shall make available to the Seller Representative or its agents all records and other material in the Purchaser Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand. Whether or not the Seller Representative elects to defend any such claim or demand, the Purchaser Indemnified Party shall have no obligation to do so. The Purchaser Indemnified Party shall not settle or compromise any such claim or demand unless the Sellers are given a full and completed release of any and all liability by all relevant parties relating thereto.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. SURVIVAL. The representations, warranties, covenants and agreements of the Sellers and the Purchaser contained in or made pursuant to this Agreement and the Ancillary Agreements or in any certificate furnished pursuant hereto shall survive until the date that is six months from the Closing Date; PROVIDED that, if written notice of a claim under Article X hereof, setting forth in reasonable detail the basis of such claim, has been given by the Purchaser Indemnified Party to the Seller Representative prior to the expiration of such six-month period, then the representations and warranties relevant to such claim shall survive as to such claim until such claim has been finally resolved.

                  SECTION 11.02. EXPENSES. Except as may be otherwise specified herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 11.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

                  (a)        if to any Seller:

                             CellNet Data Systems, Inc. or successor name
                             125 Shoreway Road
                             San Carlos, CA  94070
                             Attention:  Ben Lyon and John Dubel
                             Telecopier:  (650) 508-6886

                  with a copy to:

                             Simpson Thacher & Bartlett
                             425 Lexington Avenue
                             New York, NY  10017
                             Attention:  Mark Thompson
                             Telecopier: (212) 455-2582

                  (b)        if to the Purchaser:

                             Schlumberger Resource Management Services, Inc. 5430 Metric Place
                             Norcross, GA  30092-2550
                             Attention:  Brad Kitterman
                             Telecopier:  (770) 417-3737

                             with a copy to:

                             Shearman & Sterling
                             599 Lexington Avenue
                             New York, NY  10022
                             Attention:  Douglas P. Bartner
                             Telecopier:  (212) 848-7179

                  SECTION 11.04. PUBLIC ANNOUNCEMENTS. Except as may be required by Applicable Law, stock exchange rules or in filings by the Sellers with the Bankruptcy Court or the office of the United States trustee, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such announcement.

                  SECTION 11.05. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.06. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  SECTION 11.07. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Ancillary Agreements, between the Sellers and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  SECTION 11.08. ASSIGNMENT. This Agreement shall not be assigned by Sellers, except after the Closing pursuant to an order of the Bankruptcy Court upon notice to Purchaser complying with the Federal Rules of Bankruptcy Procedure and, except that the Purchaser may assign all or any of its rights and obligations hereunder to any wholly owned Subsidiary or any Affiliate of the Purchaser upon the execution of a written instrument whereby such assignee agrees to assume all of the assignor's obligations hereunder and be bound by all the terms and conditions of this Agreement; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 11.09. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11.10. AMENDMENT. Except as specifically provided in
Section 5.15 or elsewhere herein, this Agreement may not be amended or modified except by an instrument in writing signed by the Seller Representative and the Purchaser and approved by the Bankruptcy Court if requested by either party.

                  SECTION 11.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code. The parties hereto agree that the Bankruptcy Court shall be the exclusive forum for enforcement of this Agreement or the transactions contemplated hereby and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; PROVIDED that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, then each party hereto agrees that all such actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the County of New York, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  SECTION 11.12. CONSENT TO JURISDICTION. All actions and proceedings arising out of or relating to this Agreement, or any of the Ancillary Agreements, shall be heard and determined in the Bankruptcy Court; PROVIDED that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or procedure arising out of or relating to this Agreement, then each party hereto agrees that all such actions or proceedings shall be heard and determined in a New York state or federal court sitting in the County of New York, and each of the parties hereto (i) waives any objection which such party may now or hereafter have to the venue for any such action or proceeding, and (ii) irrevocably and unconditionally accepts, with regard to any such action or proceeding, the personal jurisdiction of such courts and waives any defense or objection that it might otherwise have to such courts' exercise of personal jurisdiction with respect to it. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by mail is ineffective, then (A) the Purchaser shall be deemed to have appointed National Registered Agents Inc., 440 9th Avenue, 5th Floor, New York, New York 10001, as authorized agent of Purchaser to accept and acknowledge, on behalf of the Purchaser, service of any and all process which may be serviced in any such action or proceeding; and (B) the Sellers shall be deemed to have appointed Simpson Thacher & Bartlett, as authorized agent of the Sellers to accept and acknowledge, on behalf of the Sellers, service of any and all process which may be serviced in any such action or proceeding. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or, if any action or proceeding cannot be instituted in any state or federal court in the County of New York, to commence any such legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  SECTION 11.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this

Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 11.14. NO PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         CELLNET DATA SYSTEMS, INC.



                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name:  John S. Dubel
                                            Title:  Chief Operating Officer


                                         CELLNET DATA RETROFIT SERVICES, INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES, INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (AZ), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact

                                         CELLNET DATA SERVICES (CA), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (IS), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (KC), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (ME), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (MSP), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact

                                         CELLNET DATA SERVICES (NH), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (PA), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (SE), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (SF), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CELLNET DATA SERVICES (SL), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact

                                         CELLNET DATA SERVICES (TX), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CN HOLDINGS (TX), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CN PARTNERS (TX), L.P.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CN FREQUENCY (ME), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact

                                         CN FREQUENCY (NH), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CN FREQUENCY (PA), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact


                                         CN FREQUENCY (SF), INC.

                                         By /s/ John S. Dubel
                                           ------------------------------------
                                            Name: John S. Dubel
                                            Title: Attorney-in-Fact

The undersigned has caused this
Agreement to be executed as of
the date first written above for
purposes of Section 3.01, 3.02,
3.03, 3.04, 5.08 and 5.14 and
Articles X and XI of this Agreement:

CELLNET FUNDING, L.L.C.

By /s/ John S. Dubel
  ------------------------------------
     Name: John S. Dubel
     Title: Attorney-in-Fact

                                         SCHLUMBERGER RESOURCE
                                         MANAGEMENT SERVICES, INC.

                                         By /s/ Colin Flannery
                                           ------------------------------
                                            Name: Colin Flannery
                                            Title: Secretary

The undersigned has caused this
Agreement to be executed as of
the date first written above
only for purposes of the guaranty
set forth in Section 5.12 of this
Agreement:

SCHLUMBERGER TECHNOLOGY
CORPORATION

By /s/ Jack Liu
  ------------------------------------
    Name: Jack Liu
    Title: Attorney-in-Fact